EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-37175, 33-44541, 33-44542, 33-58613, 33-59253,
33-59255, 333-07949, 333-34135, 333-34161, 333-34165, 333-47847 and 333-63711)
and Form S-4 (No. 333-71595) of Santa Fe Energy Resources, Inc. of our report dated March 1, 1999 appearing on page 47 of this Form 10-K/A.



PRICEWATERHOUSECOOPERS LLP

Houston, Texas
March 30, 1999